UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2010

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Effective July 6, 2010, and in connection with the new appointments outlined below in Item 8.01, Richard C. Neuffer and Geoffrey D. H. Butler each assumed the title of Vice Chairman of Harsco Corporation (the “Company”), while relinquishing, in the case of Mr. Neuffer, his titles of Senior Vice President and Group Chief Executive Officer, Harsco Rail and Harsco Industrial, and in the case of Mr. Butler, his titles of President of Harsco Corporation and Group Chief Executive Officer, Harsco Infrastructure.

(c)  Effective July 6, 2010, the Company’s Chairman and Chief Executive Officer Salvatore D. Fazzolari, age 57, added the title of President to his responsibilities, becoming Chairman, President and Chief Executive Officer of the Company.  Mr. Fazzolari has served as Chairman and Chief Executive Officer of the Company since April 22, 2008.  Mr. Fazzolari served as Chief Executive Officer of the Company since January 1, 2008 and served as President and Chief Financial Officer of the Company from October 10, 2007 to December 31, 2007.  He served as President, Chief Financial Officer and Treasurer of the Company from January 24, 2006 to October 9, 2007 and as a Director since January 2002.  Mr. Fazzolari served as Senior Vice President, Chief Financial Officer and Treasurer from August 1999 to January 2006 and as Senior Vice President and Chief Financial Officer from January 1998 to August 1999.  He served as Vice President and Controller from January 1994 to December 1997 and as Controller from January 1993 to January 1994.  Mr. Fazzolari will continue to be employed at his current annual base salary and at his current target bonus eligibility and current target long-term incentive eligibility under the Company’s 1995 Executive Incentive Compensation Plan.

There are no understandings or arrangements between Mr. Fazzolari and any other person pursuant to which Mr. Fazzolari was selected to serve as an officer of the Company. There are no familial relationships between Mr. Fazzolari and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Fazzolari has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Fazzolari is appointed to serve until his successor is duly appointed or his earlier removal or resignation from office.

Item 8.01.	Other Events.

On July 6, 2010, the Company issued a press release announcing that Stephen J. Schnoor, who serves as the Company’s Senior Vice President and Chief Financial Officer, added the title of Treasurer to his responsibilities, and Richard A. Sullivan, who joined the Company at the beginning of 2009 as Vice President of Business Transformation, added the title of Chief Supply Chain Officer to his responsibilities.

As described in the press release, the executive operating management team that reports directly to Mr. Fazzolari has also been reorganized to include new promotions and appointments within the Company’s principal operating groups.  Galdino J. Claro, who joined the Company in 2009, added the title of Executive Vice President, becoming Executive Vice President and Group Chief Executive Officer for the Company’s Harsco Metals and Harsco Minerals business groups.  A new Executive Vice President and Group Chief Executive Officer for the Harsco Infrastructure business group is expected to be announced shortly.  Both Executive Vice President positions as well as their respective Group Chief Financial Officers and other key Group leaders will be based at Harsco’s world headquarters in Camp Hill, Pennsylvania, to provide centralized senior leadership and collaboration in executing the Company’s strategic plans.

As also described in the press release, Scott W. Jacoby became Vice President and Group President of the Harsco Rail business group, and Scott H. Gerson was named Vice President and Group President of the Company’s Harsco Industrial business group.  Mr. Gerson will also continue his responsibilities as the Company’s Chief Information Officer until the appointment of his successor.  Mr. Jacoby and Mr. Gerson will also report directly to Mr. Fazzolari.

The full text of the press release relating to the above appointments is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)            Exhibits

Exhibit 99.1            Press release dated July 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION
(Registrant)

Date: July 6, 2010	By:	/s/ Mark E. Kimmel
Mark E. Kimmel
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

99.1           Press release dated July 6, 2010.